Exhibit 99.1

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

Condensed Consolidated Balance Sheets

(unaudited)

	December 31,
(in thousands, except par value)	2017	2016
Assets
Current assets
Cash and cash equivalents	$16,507	$16,765
Investments	46,365	55,213
Accounts receivable	13,433	11,421
Inventory	23,065	15,634
Prepaid expenses and other current assets	2,249	9,978
Total current assets	101,619	109,011
Property and equipment, net	37,920	14,560
Long-term restricted cash	4,500	4,500
Other long-term assets	45	9,813
Total assets	$144,084	$137,884
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,093	$8,359
Accrued expenses	12,618	16,604
Deferred service revenue, current	6,319	7,130
Other liabilities, current	605	1,681
Total current liabilities	28,635	33,774
Deferred service revenue, non-current	1,075	1,297
Deferred rent, non-current	14,453	19
Other liabilities, non-current	—	1,664
Notes payable, non-current	13,635	16,106
Financing derivative	183	356
Total liabilities	57,981	53,216

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $0.001 par value:
Authorized 50,000 shares; No shares issued or outstanding	—	—
Common Stock, $0.001 par value:
Authorized 1,000,000 shares; Issued and outstanding 116,277 and 92,677 shares at December 31, 2017 and 2016, respectively	116	93
Additional paid-in-capital	965,752	872,114
Accumulated other comprehensive income (loss)	(32)	5
Accumulated deficit	(879,733)	(787,544)
Total stockholders’ equity	86,103	84,668
Total liabilities and stockholders’ equity	$144,084	$137,884

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

	Years ended December 31,
(in thousands, except per share amounts)	2017	2016	2015
Revenue:
Product revenue	$80,030	$64,609	$37,502
Service and other revenue	13,438	13,971	10,896
Contractual revenue	—	12,134	44,384
Total revenue	93,468	90,714	92,782
Cost of Revenue:
Cost of product revenue	42,900	34,512	30,704
Cost of service and other revenue	15,909	12,042	8,628
Total cost of revenue	58,809	46,554	39,332
Gross profit	34,659	44,160	53,450
Operating Expense:
Research and development	65,324	67,617	60,440
Sales, general and administrative	59,119	47,787	45,187
Gain on lease amendments	—	—	(23,043)
Total operating expense	124,443	115,404	82,584
Operating loss	(89,784)	(71,244)	(29,134)
Interest expense	(2,921)	(3,234)	(2,926)
Other income (expense), net	516	103	364
Net loss	(92,189)	(74,375)	(31,696)
Other comprehensive loss:
Unrealized gain (loss) on investments	(37)	12	(16)
Comprehensive loss	$(92,226)	$(74,363)	$(31,712)
Net loss per share:
Basic and diluted net loss per share	$(0.87)	$(0.83)	$(0.42)
Shares used in computing basic and diluted net loss per share	105,682	89,148	75,614

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Years Ended December 31,
(in thousands)	2017	2016	2015
Cash flows from operating activities
Net loss	$(92,189)	$(74,375)	$(31,696)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	8,442	3,875	3,677
Amortization of debt discount and financing costs	1,203	1,158	957
Stock-based compensation	20,352	19,562	13,840
Non-cash portion of gain on lease amendments	—	—	(3,043)
(Gain) Loss from derivative	653	(244)	(344)
Other items	47	97	114
Changes in assets and liabilities
Accounts receivable	(2,012)	(6,176)	(1,738)
Inventory	(8,442)	(6,151)	(2,466)
Prepaid expenses and other assets	7,803	(202)	(17,889)
Accounts payable	764	3,402	(716)
Accrued expenses	(3,986)	1,053	5,732
Deferred service revenue	(1,033)	469	708
Deferred contractual revenue	—	(12,134)	(14,386)
Other liabilities	880	1,737	(639)
Net cash used in operating activities	(67,518)	(67,929)	(47,889)
Cash flows from investing activities
Purchase of property and equipment	(10,433)	(8,207)	(3,009)
Proceeds from disposal of property and equipment	41	10	36
Long-term restricted cash	—	—	(4,500)
Purchase of investments	(86,339)	(95,848)	(84,579)
Sales of investments	7,111	23,285	8,317
Maturities of investments	88,071	65,896	92,341
Net cash provided by (used in) investing activities	(1,549)	(14,864)	8,606
Cash flows from financing activities
Proceeds from issuance of common stock from equity plans	8,914	7,729	7,363
Notes payable principal payoff	(4,500)	—	—
Proceeds from issuance of common stock from "at-the-market" offering, net of issuance costs	11,865	58,200	29,100
Proceeds from issuance of common stock from underwritten public equity offering, net of issuance costs	52,530	—	—
Net cash provided by financing activities	68,809	65,929	36,463
Net decrease in cash and cash equivalents	(258)	(16,864)	(2,820)
Cash and cash equivalents at beginning of period	16,765	33,629	36,449
Cash and cash equivalents at end of period	$16,507	$16,765	$33,629

Supplemental disclosure of cash flow information
Interest paid	$1,596	$1,799	$1,794

Supplemental disclosure of non-cash investing and financing activities
Inventory transferred to property and equipment	1,267	1,282	2,846
Property and equipment paid by landlord	12,600	-	-
Changes in deposits for property and equipment paid in prior period	9,694	-	-
Property and equipment returned to landlord	1,854	-	-